Exhibit 10.20(a)

Certain information identified in this document, marked by “[*]”, has been excluded pursuant to Regulation S-K, Item 601(b)(10) because it is not material and would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT #1 TO
COMMERCIAL SUPPLY AGREEMENT

This Amendment #1 to the Commercial Supply Agreement is made and entered into the 1st day of December 2019 (the “Amendment #1 Effective Date”) by and between Vetter Pharma International GmbH, a company duly organized and existing under the laws of Germany, having its principal place of business at Eywiesenstraβe 5, 88212 Ravensburg, Germany (“Vetter”) and Radius Health, Inc., a Delaware corporation having its principal office at 950 Winter Street, Waltham, Massachusetts, 02139, USA (“Radius)”. The Parties agree as follows:

WHEREAS, Vetter and Radius previously entered into that certain Commercial Supply Agreement effective January 1, 2016, as amended, (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to reflect the purchase of back-ups of certain critical equipment set forth herein, on the terms and conditions in this Amendment #1.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1: AMENDMENTS

1.	Appendix A, “Radius Equipment,” is hereby amended by adding the following equipment set forth below:

•	[*] ([*] Euro)

•	[*] ([*] Euro)

•	[*] ([*] Euro)

•	[*] ([*] Euro)

•	[*] ([*] Euro)

•	[*] ([*] Euro)

•	[*] ([*] Euro)

•	[*] ([*] Euro)

2.
Upon execution of this Amendment #1 and receipt of a purchase order from Radius, Vetter shall order and purchase the above-listed equipment. Radius shall reimburse Vetter within thirty (30) calendar days of the date of Vetter’s respective invoice. For the avoidance of doubt, in the absence of any provision in this Amendment #1, the “Prices and Payments” terms Article 8 of the Agreement shall apply.

ARTICLE 2: MISCELLANEOUS

1.	Capitalized terms used but not defined in this Amendment #1 shall have the meanings given to such terms in the Agreement.

2.	In the event of any conflict between the provisions of this Amendment #1 and any of the provisions of the Agreement, the provisions of this Amendment #1 shall govern in all respects.

3.
Except as specifically modified herein, the terms and conditions of the Agreement including its appendices are hereby affirmed, confirmed and ratified and the Agreement, as amended, shall remain in full force and effect. For the avoidance of doubt, anything which is not covered in this Amendment #1, shall be subject to the provisions of the Agreement.

(Page remainder left blank intentionally, immediately followed by the signatures page.)

IN WITNESS WHEREOF, the Parties have caused this Amendment #1 to be duly executed by their duly authorized representatives as of the Amendment #1 Effective Date.

Radius Health, Inc.

Waltham, MA, United States of America, dated this 5th day of January, 2020

(signed)	/s/ Judson Taylor

Name:	Judson Taylor

Title	Executive Director, Supply Chain

Vetter Pharma International GmbH

Ravensburg, Germany, dated this 4th day of December, 2019

(signed)	/s/ Jeffrey C. Ellenburg	(signed)	/s/ Hermann Klein

Name:	Jeffrey C. Ellenburg	Name:	Hermann Klein

Title	Director, Key Account Management Europe	Title:	Key Account Manger

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